UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2019

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share	ESGRP	The NASDAQ Stock Market LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share	ESGRO	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 28, 2019, Enstar Group Limited (the “Company”) completed an underwritten public offering of $500 million in aggregate principal amount of its 4.950% senior notes due 2029 (the “Notes”). The offer and sale of the Notes (the “Offering”) was made pursuant to a shelf registration statement on Form S-3 (No. 333-220885) and the prospectus included therein filed with the United States Securities and Exchange Commission (the “Commission”) on October 10, 2017 and a prospectus supplement filed with the Commission on May 22, 2019.
In connection with the Offering, on May 28, 2019, the Company and The Bank of New York Mellon, as trustee (the “Trustee”), entered into a third supplemental indenture, dated as of May 28, 2019 (the “Third Supplemental Indenture”), to the senior indenture, dated as of March 10, 2017 (the “Senior Indenture”). The Senior Indenture and the Third Supplemental Indenture set forth the terms and conditions of the Notes and the rights and obligations of the parties thereto and the holders of the Notes. Copies of the Senior Indenture and the Third Supplemental Indenture are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.
The foregoing descriptions of the Senior Indenture and the Third Supplemental Indenture are qualified by reference to the agreements themselves, which are attached as exhibits to this report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
In connection with the Offering, the Company entered into an underwriting agreement on May 22, 2019 (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Representatives”). The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Representatives against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Representatives may be required to make because of any of those liabilities.
The foregoing description of the Underwriting Agreement is qualified by reference to the agreement itself, which is attached as Exhibit 1.1 to this report.
Item 9.01. Financial Statements and Exhibits.
Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement dated as of May 22, 2019, among the Company and Wells Fargo Securities, LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters

4.1
Senior Indenture, dated as of March 10, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on March 10, 2017)

4.2	Third Supplemental Indenture, dated as of May 28, 2019, between the Company and The Bank of New York Mellon, as trustee

5.1	Opinion of Hogan Lovells US LLP

5.2	Opinion of Conyers Dill & Pearman Limited

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: May 28, 2019	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer